Exhibit 10.17
Amendment No. 6
to
Clinical and Commercial Supply Agreement
Viral Vector Product
This Amendment No. 6 to the Clinical and Commercial Supply Agreement-Viral Vector Product (the “Amendment”) is made effective as of the date of last signature below, (“Amendment Effective Date”) by and between bluebird bio, Inc. ("Company") and SAFC Carlsbad, Inc., (“SAFC”). Company and SAFC may hereinafter be referred to as a Party or as the Parties. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.
WHEREAS, Company and SAFC are parties to that certain Clinical and Commercial Supply Agreement-Viral Vector Product, as amended, dated November 27, 2017, and having an Effective Date of January 1, 2018;

WHEREAS, the Parties wish to amend amend, modify, and clarify their respective obligations for performance, manufacture, forecasting, minimum batch requirements, payments, and other related business requirements during the mutually agreed upon Capacity Term as previously defined and restated in Appendix A - Task Order #65, incorporated herein and made a part hereof (Appendix A); and

WHEREAS, the Parties desire to mutually amend, modify, or delete certain terms and conditions of the Agreement as more particularly described herein and in Appendix A.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Background and Intent: SAFC and Company agree to this Amendment which hereby modifies the Agreement unless otherwise specifically stated otherwise. The Capacity Reservation Model is a model whereby SAFC shall reserve manufacturing production capacity for Company and Company shall pay for such reserved capacity whether or not Company uses such capacity. The requirements, rights and obligations of the Parties are as more particularly described in the applicable Task Orders executed on or after this Amendment.

1.    Section 10.1 The Term of the Agreement is hereby deleted and replaced in its entirety as follows:

“10.1 Term. The Term of this Agreement shall commence on the Effective Date and shall expire on December 31, 2025.”

2.    This Amendment, together with the Agreement, constitutes the final, complete and exclusive agreement between the Parties pertaining to its subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the Parties with respect thereto.

3.    This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means (e.g., via PDF) shall be effective delivery of a manually executed counterpart of this Amendment.

4.    Except as provided herein, all terms and conditions of the Agreement shall remain the same and are in full force and effect.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereto have each caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

SAFC CARLSBAD, INC.		BLUEBIRD BIO, INC.

By:	/s/ Nina Bauer	By:	/s/ Anne Kantardjieff
Name:	Nina Bauer	Name:	Anne Kantardjieff
Title:	Global Head of Commercial; Millipore CTDMO Services BioVV	Title:	Vice President, Manufacturing

Appendix A - Task Order #65